Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE

This SECOND SUPPLEMENTAL INDENTURE (“Second Supplemental Indenture”), dated as of December 8, 2011, among WCA Waste Corporation, a Delaware corporation (the “Company”) the Guarantors named therein (as defined in the Indenture referred to herein) and BOKF, NA dba Bank of Texas, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of June 7, 2011 providing for the issuance of 7 1/2% Senior Notes due 2019 (the “Notes”), as amended and supplemented by the First Supplemental Indenture, dated as of October 12, 2011, among the Company, the Guarantors named therein and the Trustee (the indenture, as so amended and supplemented, being referred to herein as the “Indenture”);

WHEREAS, the Company has requested, and the Guarantors and the Trustee have agreed, that certain provisions of the Indenture be amended in the manner provided herein;

WHEREAS, paragraph (a) of Section 9.01 permits the Company, the Guarantors and the Trustee to amend or supplement the Indenture, the Subsidiary Guarantees or the Notes to cure any ambiguity, defect or inconsistency without the consent of any Holder of Notes;

WHEREAS, the Indenture contains an ambiguity, defect or inconsistency requiring an amendment or supplement to cure;

WHEREAS, paragraph (h) of Section 9.01 permits the Company, the Guarantors and the Trustee to amend or supplement the Indenture, the Subsidiary Guarantees or the Notes to conform the text of the Indenture or the Notes to any provision of the “Description of Notes” section of the Offering Circular, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Subsidiary Guarantees or the Notes, without the consent of any Holder of Notes;

WHEREAS, the Offering Circular contains certain text that was intended to be recited verbatim in the Indenture;

WHEREAS, the text of the provision entitled “—Covenants — Change of Control” of the Description of Notes was intended as a verbatim recitation of the text of Section 4.14 of the Indenture;

WHEREAS, currently, the text of Section 4.14 of the Indenture does not conform to the text of the provision entitled “—Covenants — Change of Control” of the Description of Notes; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

Section 1.01. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

Section 1.02. Amendment to Optional Redemption Provision. Section 3.07 of the Indenture is hereby amended by adding the following paragraph immediately following paragraph (e) thereof:

“(f) The Company may also redeem the Notes pursuant to Section 4.14(e) of this Indenture.”

Section 1.03. Amendment to Change of Control Covenant. Section 4.14 of the Indenture is hereby amended by adding the following paragraphs immediately following paragraph (c) thereof:

“(d) A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer. Notes repurchased by the Company pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and cancelled, at the Company’s option. Notes purchased by a third party pursuant to the preceding paragraph will have the status of Notes issued and outstanding.

(e) In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Notes accept a Change of Control Offer and the Company purchases all of the Notes held by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described in Section 4.14(a) hereof, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest and Liquidated Damages, if any, on the Notes that remain outstanding, to the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).”

Section 1.04. Amendment to Article 9.

Section 9.02 of the Indenture is hereby amended by replacing each reference to Section 4.15 contained therein with a reference to Section 4.14.

Section 1.05. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors represent and warrant as follows:

(a) The omission of that language from the text of the Indenture, as set forth in Sections 2 and 3 hereof and which is included in the Offering Circular, is a defect requiring an amendment or supplement to cure pursuant to Section 9.01(a) of the Indenture; and

(b) The Company and the Guarantors represent and warrant that the text of the provision entitled “—Covenants — Change of Control” of the Description of Notes was intended as a verbatim recitation of the text of Section 4.14 of the Indenture.

Section 1.06. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SECOND SUPPLEMENTAL INDENTURE.

Section 1.07. Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 1.08. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 1.09. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the date first above written.

WCA WASTE CORPORATION

By:	/s/ Jerome M. Kruszka
Name:	Jerome M. Kruszka
Title:	President and Chief Operating Officer

[Signature Page to Second Supplemental Indenture]

GUARANTORS

American Waste, LLC
Boxer Realty Redevelopment, LLC
Burnt Poplar Transfer, L.L.C.
Champion City Recovery, LLC
Crest Road Recycling, LLC
Eagle Ridge Landfill, LLC
Emerald Waste Services, LLC
EWS Central Florida Hauling, LLC
Material Recovery, LLC
Material Reclamation, LLC
N.E. Land Fill, LLC
New Amsterdam & Seneca Railroad Company, LLC
Pauls Valley Landfill, LLC
Sooner Waste, L.L.C.
Sunny Farms Landfill, LLC
Texas Environmental Waste Services, LLC
Transit Waste, LLC
TransLift, LLC
Waste Corporation of Arkansas, LLC
Waste Corporation of Kansas, Inc.
Waste Corporation of Missouri, Inc.
Waste Corporation of Tennessee, Inc.
WCA Capital, Inc.
WCA Holdings Corporation
WCA Management Limited, Inc.
WCA Management General, Inc.
WCA of Alabama, L.L.C.
WCA of Central Florida, Inc.
WCA of Chickasha, Inc.
WCA of Florida, Inc.
WCA of High Point, LLC
WCA of Massachusetts, LLC
WCA of Mississippi, LLC
WCA of North Carolina, LLC
WCA of Ohio, LLC
WCA of Oklahoma, LLC
WCA of St. Lucie, LLC
WCA Shiloh Landfill, L.L.C.
WCA Texas Management General, Inc.
WCA Wake Transfer Station, LLC
WCA Waste Systems, Inc.

[Signature Page to Second Supplemental Indenture]

WRH Gainesville Holdings, LLC
WRH Gainesville, LLC
WRH Orange City, LLC

By:	/s/ Tom J. Fatjo, III
Tom J. Fatjo, III
Vice President

WCA Management Company, L.P.

By:	WCA Management General, Inc., its sole general partner

By:	/s/ Tom J. Fatjo, III
Tom J. Fatjo, III, Vice President

Waste Corporation of Texas, L.P.; Fort Bend Regional Landfill L.P. and Ruffino Hills Transfer Station, L.P.

By:	WCA Texas Management General, Inc., its sole general partner

By:	/s/ Tom J. Fatjo, III
Tom J. Fatjo, III, Vice President

[Signature Page to Second Supplemental Indenture]

BOKF, NA dba Bank of Texas,
as Trustee

By:	/s/ Ronda L. Parman

Ronda L. Parman
Vice President

[Signature Page to Second Supplemental Indenture]